                                                                    Exhibit 11.1

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                        COMPUTATION OF PER SHARE EARNINGS
              For the Years Ended December 31, 2007, 2006, and 2005
             (In Thousands of Euros, Except for Per Share Amounts)

                                              BASIC EPS
                               ---------------------------------------
                                   2007          2006          2005
                               -----------   -----------   -----------
Net loss per
   financial statements        E    (9,294)  E    (1,585)  E    (1,939)
                               ===========   ===========   ===========
Weighted average
   shares outstanding          156,418,377    99,716,382    71,972,491
   Basic earnings (loss)

      per share                E      (.06)  E      (.02)  E      (.03)
                               ===========   ===========   ===========

                                             DILUTED EPS
                               ---------------------------------------
                                   2007          2006          2005
                               -----------   -----------   -----------
Net loss per
   financial statements        E    (9,294)  E    (1,585)  E    (1,939)
                               ===========   ===========   ===========
Weighted average
   shares outstanding          156,418,377    99,716,382    71,972,491
   Basic earnings (loss)

      per share *              E      (.06)  E      (.02)  E      (.03)
                               ===========   ===========   ===========

*    - Anti-dilutive